N-SAR Exhibit: Sub-item 77I(a)
Western Asset Funds, Inc.
Western Asset Intermediate Bond Fund

Item 77I(a): New or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017 (Accession No. 0001193125-17-095145). The Registrant also incorporates by reference Post-Effective Amendment No. 96 to Form N-1A filed on September 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-717006).